SECURITIES EXCHANGE AND COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 30, 1999
                                                   ------------------


                             CAL-MAINE FOODS, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


          Delaware                       000-04892             64-0500378
 ----------------------------  ------------------------  ----------------------
 (State or other jurisdiction  (Commission file number)      (IRS Employer
       of incorporation)                                 Identification Number)


 3320 Woodrow Wilson Avenue, Jackson, MS           39207
 ----------------------------------------        ----------
 (Address of Principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (601) 948-6813
                                                     --------------


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Item 2.     ACQUISITION OR DISPOSAL OF ASSETS

      (a) On September 30, 1999, Cal-Maine Foods, Inc., (the "Company") purchased substantially all of the assets and assumed certain liabilities of Smith Farms, Inc. and certain related companies ("Smith Farms") for a cash purchase price of approximately $36.2 million. The assets purchased are Smith Farms' egg production and processing businesses in Texas and Arkansas, and include approximately 3.9 million laying hens and growing pullets, two feed mills located in Texas and Arkansas, two egg production complexes in Texas and one egg production complex in Arkansas, as well as certain equipment for feed and egg delivery.

      Smith Farms is primarily in the production, cleaning, grading, packing and sale of fresh shell eggs. The Company is continuing to conduct the business of Smith Farms following the acquisition of assets.


      (b)   FUNDING OF THE ACQUISITION

      The cash purchase price of the acquisition was provided from current operating funds. The Company intends to obtain long-term financing on certain of the acquired assets.


Item 7.     FINANCIAL STATEMENTS, PRO FORMS FINANCIAL INFORMATION AND EXHIBITS.

      (a)   FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.

      The historical financial statements of Smith Farms, the acquisition of which is discussed under Item 2 above, that are required under Rule 3-05 of Regulation S-X will be filed by amendment pursuant to Item 7 (a)(4) of Form 8-K.

      (b)   PRO FORMA FINANCIAL INFORMATION

      The pro forma financial statements required by Article 11 of Regulation S-X will be filed by amendment pursuant to Item 7(b)(2) of Form 8-K.

      (c)   EXHIBITS

      The following exhibit is filed herewith:

      Exhibit NO.                               Document
      -----------                               --------
           2 Sale and Exchange Agreement dated September 13, 1999, by and among B & N Poultry, et al., and Cal-Maine Foods, Inc. (Omitted exhibits will be furnished supplementally to the Commission upon request.)


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

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   CAL-MAINE FOODS, INC.
                                                   (Registrant)


Dated:  October 13, 1999                           By: /s/FRED ADAMS
                                                       -------------
                                                       Fred Adams
                                                       Chief Executive Officer


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